Exhibit 99.1
FOR IMMEDIATE RELEASE

NewStar Closes New $400 Million Credit Fund and Reports Increase in Loan Originations Following Launch of New Strategic Relationship

▪	Closed Clarendon Fund CLO with anchor investment from fund sponsored by Franklin Square Capital Partners and sub-advised by Blackstone’s GSO Capital

▪	Based on preliminary Q4 results, assets under management grew to more than $3.3 billion at year-end driven by $780 million of new loan origination in the fourth quarter

▪	Added $100 million to borrowing capacity to support anticipated loan growth

Boston, MA, – January 15, 2015 - NewStar Financial Inc. (Nasdaq: NEWS) (“NewStar” or the “Company”), an internally-managed, specialized finance company, announced today that it has closed the NewStar Clarendon Fund CLO (the “Clarendon Fund” or the “Fund”), a $400 million middle market CLO used to provide leverage for a managed credit fund anchored by an investment from funds sponsored by Franklin Square Capital Partners and sub-advised by GSO Capital, the credit division of Blackstone (NYSE:BX). The Clarendon Fund is the third credit fund established by NewStar to co-invest in middle market commercial loans originated by the Company. The launch of this fund represents another step in the growth of NewStar’s asset management platform and is a significant milestone in the development of the Company’s broader strategic relationship with GSO and Franklin Square to help expand its lending and asset management platforms.
NewStar also reported preliminary results of its loan origination activities for the fourth quarter of 2014, which reflected a significant increase in volume compared to the third quarter due in part to the strategic relationship. Based on preliminary results, the Company grew assets under management to more than $3.3 billion at the end of the fourth quarter from approximately $2.6 billion at the end of the third quarter. Growth in the quarter was driven by approximately $780 million of new loan originations, which was up 90% from the third quarter. The increase in lending volume was due in part to benefits derived from its new strategic relationship, including access to new channels of origination and the new fund formation, as well as an ability to provide larger capital commitments and offer more complete financing options to customers. The Company intends to report its fiscal fourth quarter financial results, including final results with respect to loan origination and assets under management, on February 11, 2015. The preliminary results included herein are subject to change and do not include our complete financial results for the quarter and the full year.
The Company also announced that it has increased the size of a syndicated credit facility agented by Wells Fargo by $100 million to $375 million and amended certain other terms to provide additional flexibility to support anticipated continued growth in lending activity. The credit facility includes an accordion option to increase it to $425 million.
Commenting on these milestones, Tim Conway, NewStar’s CEO stated: “Our relationship with GSO and Franklin Square represents a powerful combination that is already driving growth and exceeding our expectations. As these early results demonstrate, we are working together effectively to provide larger capital commitments to our customers, open up new channels of origination and form new investment vehicles. We now expect the GSO/Franklin Square strategic investment in the Company to be accretive to our returns on equity by the fourth quarter of 2015. It is also worth noting that while there are some interesting dislocations resulting from volatility in the energy markets, our current credit exposure to energy sectors is limited to just 1% of our portfolio.”
NewStar Clarendon Fund CLO
NewStar completed a $400 million loan securitization in connection with the launch of the Clarendon Fund to employ leverage as part of its investment strategy. The Clarendon Fund CLO is NewStar’s tenth securitization since inception and third transaction priced since the beginning of 2014. The notes offered through this CLO transaction are backed by a diversified portfolio of commercial loans originated or purchased and underwritten by NewStar for the benefit of investors. Various classes of notes rated Aaa through Ba3 were placed, which represented an advance rate of approximately 88.2%. Third-party investors led by Franklin Square funds sub-advised by GSO Capital retained the equity interests, which together represented approximately 11.8% of the capital structure, or approximately $48 million. NewStar also holds 5% of each class of note to satisfy EU risk retention rules and will serve as manager of the CLO, which has a four-year reinvestment period.
Citigroup Global Markets Inc. was placement agent and sole book runner.
This announcement is neither an offer to sell nor a solicitation of an offer to buy the notes.
The notes were issued in a private placement and have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.
Forward-Looking Statements
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding loan origination and assets under management for the quarter and year ended December 31, 2014, our plans with respect to future credit funds, anticipated benefits of our strategic relationship with GSO, Franklin Square and their affiliates, our expectations regarding continued expansion of our middle market lending and asset management activities, our ability to implement our accelerated growth strategy, access new origination channels and provide a broader set of financing options to our clients, including through potential investments of additional capital in lending vehicles managed by NewStar by GSO and Franklin Square. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including the impact of rapid loan growth and reserve methodologies on related credit provision levels, our ability to successfully execute on our growth strategy; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.
Additional information about these and other risk factors can be found in NewStar's filings with the Securities and Exchange Commission (the "SEC"), including Item 1A ("Risk Factors") of our 2013 Annual Report on Form 10-K, as may be updated or supplemented by any Risk Factors contained in our subsequent Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
About NewStar Financial, Inc.:
NewStar Financial (Nasdaq:NEWS) is a specialized commercial finance and asset management company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing a range of corporate debt financing options to mid-sized companies to fund working capital, growth strategies, acquisitions and recapitalizations, as well as equipment purchases. NewStar originates loans and leases directly through teams of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets 'hold' positions of up to $50 million and will selectively underwrite or arrange larger transactions for syndication to other lenders. NewStar is headquartered in Boston MA and has regional offices in Atlanta GA, Chicago IL, Dallas TX, Darien CT, Los Angeles CA, New York NY, Portland OR, and San Francisco CA. Please visit our website at www.newstarfin.com for more detailed information.

Media Contact:
Tom Johnson    / Luke Barrett
Abernathy MacGregor
(212) 371-5999

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